EXHIBIT 10.15E

FIFTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”) is dated as of January 3, 2006, between Theragenics Corporation, a Delaware corporation (the “Company”) and Bruce W. Smith (the “Employee”).

INTRODUCTION

The Company and the Employee entered into that certain executive employment agreement dated January 1, 1999, amendment to executive employment agreement dated June 29, 1999, second amendment to executive employment agreement dated June 15, 2001, third amendment to executive employment agreement dated September 3, 2002 and fourth amendment to executive employment agreement dated May 28, 2003 (herein collectively referred to as the “Executive Employment Agreement”). The parties hereto now desire to clarify that the severance provisions in Section 4(e) and Section 4(f) are mutually exclusive provisions, and desire to amend the Executive Employment Agreement to require a six-month delay in the severance payments, but only to the extent required to avoid the Employee having a tax problem under Section 409A of the Internal Revenue Code.

NOW, THEREFORE, the parties agree and acknowledge that Section 4(e) of the Executive Employment Agreement does not apply under circumstances in which Section 4(f) applies and agree that Section 4(e) and Section 4(f) are each amended by adding the following to the end thereof:

“Notwithstanding the foregoing, if the payment of severance hereunder would fail to meet the requirements of Section 409A(a)(1) of the Internal Revenue Code, no payment hereunder shall be made until six months after the Employee’s termination of employment, at which time the Employee shall be paid a lump sum equal to what would otherwise have been the first six months’ of such payments, and thereafter payment of the unpaid balance shall continue on what would otherwise have been the original payment schedule for such unpaid balance.”

Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Company and the Employee have each executed and delivered this Amendment as of the date first shown above.

THE COMPANY: THERAGENICS CORPORATION By: /s/ Francis J. Tarallo Title: Chief Financial Officer	THE EMPLOYEE: Bruce W. Smith By: /s/ Bruce W. Smith Title: Executive V/P